Exhibit 99.1

CONTACT:    Carleton F. Bryant                 FOR IMMEDIATE RELEASE
            WESTERBEKE CORPORATION
            (508) 823-7677


         Westerbeke Appoints Sansiveri, Kimball & McNamee as Auditor

TAUNTON, MASS., April 4-Westerbeke Corporation (Nasdaq:WTBK) announced today that its Board of Directors has appointed Sansiveri, Kimball & McNamee, L.L.P. as the Company's independent auditor for the fiscal year ending October 26, 2002.

Sansiveri, Kimball & McNamee replaces KPMG LLP as the Company's independent auditor. The decision to change auditor was not the result of any disagreement between the Company and KPMG on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure. During its ten-year tenure as the Company's independent auditor, KPMG has provided quality audit services with a high degree of professionalism, and Westerbeke has valued its relationship with KPMG.

Westerbeke Corporation designs, manufactures and markets marine engine and air conditioning products intended principally for recreational marine applications.